Exhibit 99.4

October 5, 2016

Dear Business Partner,

We are pleased to share with you the exciting news that Endurance has agreed to be acquired by Sompo Holdings (Sompo). As you know, we have transformed our business over the last three years, expanding our global insurance and reinsurance presence, enhancing our underwriting capabilities with industry leading talent, and growing our balance sheet to better support our clients and distribution partners. This transaction will further our objective of gaining scale and relevance to better service our trading partners and marks the beginning of an exciting new chapter in our company’s journey.

For those who are not familiar with Sompo, they are a global insurance carrier based in Tokyo and traded on the Tokyo exchange. Sompo has $15 billion in shareholders’ equity and A+ financial strength ratings from both A.M. Best and Standard & Poor’s. Their core business, Sompo Japan Nipponkoa Insurance Inc., is a domestic insurer and the largest P&C company in the Japanese domestic market with net premiums of $20 billion (FY 2015).

Our company will effectively become the international operations of Sompo and will be managed as an independent but integrated unit under my leadership, along with Endurance’s executive leadership team. I will assume the role of CEO and Chairman of the International Division and can assure you that no significant changes to our current strategy, operations, products, distribution channels, or employees are planned. The headquarters of this new international platform will be located in Bermuda.

Our clients will benefit from our increased scale, better financial strength ratings, a larger balance sheet and our ability to access additional geographies through Sompo’s extensive licensing arrangements. This transaction will allow Sompo to quickly and smoothly expand its international footprint while allowing us to continue growing our specialty insurance and reinsurance offerings within Sompo’s larger, global structure. As I have expressed on many occasions, scale and relevance are critical for a (re)insurer to effectively service their client base in today’s market environment.

Sompo has been an important reinsurance trading partner for a number of years and we are excited to become part of the Sompo family. The two companies share important values − a commitment to the highest levels of integrity and client service, a disciplined approach to underwriting, and strong risk-management practices. Our priority is to continue to deliver to each of our accounts the superior and responsive service that you have come to expect from us. We are confident that this transaction will in no way detract from that focus.

This is a very exciting and historic strategic milestone for our company which we believe will only serve to strengthen our partnership with you for many years to come. One of our team members will reach out to you to discuss how we can most effectively support your business going forward. In the meantime, please don’t hesitate to contact me or any member of the Endurance team if you have any questions or thoughts to share.

As always, we appreciate the opportunity to work with you.

Best regards,

John R. Charman

Chairman and Chief Executive Officer

Additional Information and Where to Find It

In connection with the proposed transaction, Endurance will file with the Securities Exchange Commission (“SEC”) a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document which Endurance may file with the SEC.  INVESTORS IN AND SECURITY HOLDERS OF ENDURANCE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by Endurance through the web site maintained by the SEC at www.sec.gov or by contacting Endurance’s investor relations department.

Participants in the Solicitation

Endurance and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Endurance’s shareholders in connection with the proposed transaction.  Information regarding Endurance’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Endurance’s annual proxy statement filed with the SEC on April 8, 2016.  A more complete description will be available in the proxy statement on Schedule 14A.  You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the SEC.  All such documents, when filed or furnished, are available free of charge at the SEC's website (www.sec.gov) or by directing a request to Endurance’s investor relations department.